FIRST AMENDMENT
                                       TO
                             ENERGY SUPPLY AGREEMENT


          This First Amendment ("First Amendment") to the Energy Supply Agreement dated January 22, 1997 (the "Supply Agreement") by and among Heinz USA, a Division of H.J. Heinz Company ("Heinz"), Allegheny Development Corporation ("ADC") and Duquesne Energy, Inc. ("DEN") is entered into as of March 11, 1997.

                              W I T N E S S E T H :

          WHEREAS, Heinz, ADC and DEN, as parties thereto, desire to amend the Supply Agreement in certain respects as more fully set forth below:

          NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          1. New Section 2.09. A new Section 2.09 is hereby inserted to read in its entirety as follows:

                  "2.09 Primary Electric Supplier. Section 2.01 hereof references Heinz's primary electric supply contract in effect on the Effective Date (the "Primary Electric Supply Contract"). In consideration of the energy supply arrangement set forth herein, Heinz hereby agrees that ADC's affiliate, Duquesne Light Company, shall be the preferred vendor under any successor supply arrangement. If upon termination of the Primary Electric Supply Contract, or any successor thereto, Heinz receives a bona fide third party offer to contract for the supply of electric energy to the Manufacturing Facility under financial terms more favorable to Heinz than those offered by Duquesne Light Company, Heinz shall award the new primary electric supply arrangement to Duquesne Light Company, provided that Duquesne Light Company matches the financial terms of the third party offer. It is acknowledged for the purposes of this Section 2.09 that any third party offer must be in compliance with all applicable regulatory requirements. Nothing in this Section 2.09 is intended to restrict Heinz from (i) soliciting or obtaining fair market rates under its electric supply arrangements or (ii) exploring alternate energy sources.."


          2. New Section 3.01A. A new Section 3.01A is hereby inserted directly following Section 3.01 to read in its entirety as follows:

                  "3.01A Incentive Credit. As an incentive to encourage Heinz to enter into this Supply Agreement and continue to purchase energy hereunder throughout the Term, Heinz shall receive a credit (the "Incentive Credit") to be reflected against amounts otherwise payable to ADC under this Article 3. The Incentive Credit shall be reflected on the Consolidating Statement during each calendar month in which this Agreement is in effect and shall equal (i) $20,874.11 per month during the first sixty (60) calendar months during the Term and (ii) $29,207.44 per month during all remaining calendar months during the Term.

          3. Amendment to Section 6.01. The phrase "net of the Incentive Credit" is hereby inserted directly following the reference to "Demand Energy Charge" in the parenthetical "(including, without limitation, the Demand Energy Charge)".

          4. New Exhibit A. Exhibit A (Form of Consolidating Statement) to the Supply Agreement is hereby deleted in its entirety and the new Exhibit A attached hereto is substituted therefor.

          5. New Exhibit B. Exhibit B (Stipulated Buy-Out Price) to the Supply Agreement is hereby deleted in its entirety and the new Exhibit B attached hereto is substituted therefor.

          6. Amendment to Section 7.03 Section 7.03 is hereby amended by deleting the reference to $250,000 as it appears in clause (ii) thereof and substituting $500,000 therefor.

          7. Effective Date of Amendment. This First Amendment shall be effective immediately upon the execution hereof.

          8. Confirmation of Agreement. Except as explicitly set forth above, all of the provisions of the Supply Agreement are hereby ratified and confirmed.

          9. Governing Law. This First Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          10. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.


         IN WITNESS WHEREOF, Heinz, ADC and DEN have caused this First Amendment to be executed by their duly authorized officers, as of the date first above written.

ATTEST:                                     HEINZ USA


------------------------------              ------------------------------

                                            ALLEGHENY DEVELOPMENT
                                            CORPORATION


------------------------------              ------------------------------

                                            DUQUESNE ENERGY, INC.


------------------------------              ------------------------------



                                    EXHIBIT A

                             CONSOLIDATING STATEMENT


ENERGY CHARGES

         A.       Payable to DEN:
                     Steam:
                     aaa mlbs @ x per mlb $__________
                  [x to be calculated in accordance with 3.01(b)(i)]

         B.
         Payable to ADC:

         Demand Charge
         $----------
         Steam:
         aaa mlbs @ [UECCS - x]
         $----------
         Additional charge for natural gas (per Exhibit C)
         Cmlbs @ [A-B]
         $----------

                     Electricity
                           bbb kwhs @ UECCE   $__________

                    Incentive Credit         ($__________)

                           Total  to ADC      $__________